UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 24, 2020

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 24, 2020, Accelerate Diagnostics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips, or entities affiliated with such persons (collectively, the “Purchasers”), for the issuance and sale by the Company of an aggregate of 4,166,663 shares of the Company’s common stock (the “Shares”) to the Purchasers in an offering (the “Private Placement”) exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of the Purchasers is a member of the Company’s board of directors and an “accredited investor” as defined in Rule 501(a) under the Securities Act. Mr. Phillips also serves as the Company’s President and Chief Executive Officer.

Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase the Shares at a purchase price (determined in accordance with Nasdaq rules relating to the “market value” of the Company’s common stock) of $7.68 per share, which is equal to the consolidated closing bid price reported by Nasdaq immediately preceding the time the Company entered into the Securities Purchase Agreement, for an aggregate purchase price of approximately $32 million. The Securities Purchase Agreement includes customary representations, warranties and covenants by the parties to the agreement.

The closing of the purchase and sale of the Shares is expected to occur in three approximately equal tranches, subject to the satisfaction of customary closing conditions, including clearance under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, following the date of the execution of the Securities Purchase Agreement with respect to the closing of the first tranche, March 31, 2021 with respect to the closing of the second tranche and June 30, 2021 with respect to the closing of the third tranche.

Additionally, on December 24, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company has agreed to register the resale of the Shares. In accordance with the Registration Rights Agreement, the Company is required to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) by the 90th calendar day following the closing date for the third tranche and to use reasonable best efforts to have the registration statement declared effective as soon as practicable after the filing.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

The Company intends to file a replacement shelf registration statement on Form S-3 (the “New Registration Statement”) with the SEC in January 2021 to register the offer and sale by the Company from time to time of any combination of common stock, preferred stock, debt securities, warrants, subscription rights or units, in one or more offerings, up to an aggregate amount of $150,000,000. The New Registration Statement replaces the Company’s prior registration statement on Form S-3 (File No. 333-217297), which expired on April 13, 2020.

The New Registration Statement has not yet been filed with the SEC. The securities may not be sold and offers to buy may not be accepted prior to the time such registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated December 24, 2020, by and among Accelerate Diagnostics, Inc. and the purchasers party thereto
10.2	Registration Rights Agreement, dated December 24, 2020, by and among Accelerate Diagnostics, Inc. and the purchasers party thereto
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)
Date: December 28, 2020
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer